SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8 - K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934 Date
of Report (Date of earliest event reported) July 22, 2007

M45 Mining resources Inc
(Name of small business issuer as specified in its charter)

NEVADA	33-55254-42	87-0485310
(State or other	(Commission File Number)	IRS Employer
jurisdiction of incorporation)		Id. No.)

1212 Redpath Crescent, Montreal, Quebec, Canada
H3G-2K1

514-288-8494

Check the appropriate box below if Form 8-K filing is intended to simultaneously satisfy the filing obligation of the QTTM under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 9c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01	Changes in Registrant's Certifying Accountant.

(a) On or about July 23, 2007, the lead partner responsible for M45 engagement for Child, Van Wagoner & Bradshaw, PLLC, advised the officers and directors of the Company that he has been the lead partner on the engagement for 5 years and that by rules and regulations could no longer continue in that capacity. He also indicated there were other partners who could assume engagement.

Following the completion of the audit period ending March 31, 2007, M45 dismissed Child, Van Wagoner & Bradshaw, PLLC, as principal accountant and engaged Patrick Rodgers, CPA, PA. as its new independent auditor.

The decision to change principal accountants was approved by the Audit Committee of the Company's Board of Directors and subsequently approved by the Board of Directors.

None of the reports of Child, Van Wagoner & Bradshaw, PLLC, on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports for the fiscal years ended March 31, 2007 and 2006 did contain a going concern paragraph.

There were no disagreements between the Company and Child, Van Wagoner & Bradshaw, PLLC, for the prior two fiscal years nor up to the date of dismissal on July 29, 2007 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Child, Van Wagoner & Bradshaw, PLLC, would have caused them to make reference to the subject matter of the disagreement in connection with its report. Further, Child, Van Wagoner & Bradshaw, PLLC, has not advised the Registrant that:

1) Internal controls necessary to develop reliable financial statements did not exist; or

2) Information has come to the attention of Child, Van Wagoner & Bradshaw, PLLC, which made it unwilling to rely upon management's representations, or made it unwilling to be associated with the financial statements prepared by management; or

3) The scope of the audit should be expanded significantly, or information has come to the attention of Child, Van Wagoner & Bradshaw, PLLC, that they have concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal year ended March 31, 2007.

(b) On or about July 29, 2007 the Registrant engaged Patrick Rodgers, CPA, PA as its principal accountant to audit the Registrant's financial statements as successor to Child, Van Wagoner & Bradshaw, PLLC,. During the Registrant's two most recent fiscal years or subsequent interim period, the Registrant has not consulted with the entity of Patrick Rodgers, CPA, PA regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, nor did the entity of Patrick Rodgers, CPA, PA provide advice to the Registrant, either written or oral, that was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue.

Further, during the Registrant's two most recent fiscal years or subsequent interim period, the Registrant has not consulted the entity of Patrick Rodgers, CPA, PA on any matter that was the subject of a disagreement or a reportable event.

Exhibit
Number  Description

16.1	Letter from Child, Van Wagoner & Bradshaw,PLLC dated August 7, 2007 regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

M45 Mining Resources Inc.

Dated: August 8, 2007	By:	/s/ Andrea M. Cortellazzi
Andrea M. Cortellazzi
Chief executive officer, President

By:	/s/ Gilles Ouellette

Secretary, Treasurer